EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                We consent to the incorporation by reference in the Registration Statements on Form S-8, File No. 333-101990, File No. 333-11560 and File No. 333-125064 pertaining to certain employee stock option plans of Top Image Systems Ltd. of our report dated March 26, 2006 with respect to the consolidated financial statements of Top Image Systems Ltd. as of December 31, 2005, included in the Annual Report on Form 20-F of Top Image Systems Ltd. for the year ended December 31, 2005.

Tel-Aviv, Israel	Kost Forer Gabbay & Kasierer
March 27, 2006	A Member of Ernst & Young Global